Dryden Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       June 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Dryden Tax-Managed Funds
File No. 811-09101


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Tax-Managed Funds for the semi-annual period ended April 30, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of June 2007.


Dryden Tax-Managed Funds



Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
          Floyd L. Hoelscher					Jonathan D. Shain
       							Assistant Secretary